Bank of America/Merrill Lynch Megawatt Round-up Conference March 28, 2012 Edward R. Muller Chairman and CEO Morgantown Generating Station Charles County, MD

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Forward-Looking Statements
This presentation contains statements, estimates or projections that are “forward-looking statements” as defined under U.S. federal
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“forecast,” “guidance,” “outlook,” “plan,” “lead,” “project” or comparable words. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.
These risks include, but are not limited to:
(i)
legislative and regulatory initiatives or changes affecting the electric industry;
(ii)
changes in, or changes in the application of, environmental or other laws and regulations;
(iii)
failure of our generating facilities to perform as expected, including outages for unscheduled maintenance or repair;
(iv)
changes in market conditions or the entry of additional competition in our markets; and
(v) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent
Annual Report on Form 10-K.
The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the Investor Relations page of our web site at
www.genon.com.

GenOn and the Industry
• Cross-State Air Pollution Rule (CSAPR) stayed
• Mercury and Air Toxics Standards (MATS) compliance required in April 2015
• Expect to deactivate 3,140 MWs of the GenOn fleet as forecasted returns on investments necessary to comply with environmental regulations are insufficient
• PJM identified 15,531 MWs
1
of announced and projected retirements in PJM
through 2015 related to environmental rules – approximately 8% of PJM’s capacity
• Expect GenOn will invest ~$586 - $726 million for major environmental controls over the next 10 years
3
We expect higher earnings from price increases resulting from industry retirements will more than offset reduced earnings from
GenOn unit deactivations
1.
Source document: PJM ISO “Generator-Owner (GO) Response to EPA Rules Preliminary Summary Update” dated March 26, 2012.

Expected Changes in Generation Fleet

Plant Location MWs Expected Timing Driver
Elrama PA 460 June 2012
MATS and market conditions
Niles OH 217 June 2012
Portland PA 401 January 2015 Cumulative effect of various environmental regulations
Avon Lake OH 732 April 2015 MATS
New Castle PA 330 April 2015 MATS
Shawville PA 597 April 2015 Cumulative effect of various environmental regulations
Titus PA 243 April 2015 MATS
Glen Gardner NJ 160 May 2015 NJ High Energy Demand Day (HEDD) regulations
Subtotal 3,140
Indian River FL 586 January 2012 Sold for $11.5 million
Vandolah FL 630 May 2012 Tolling agreement expires
Potomac River VA 482 October 2012 Retiring based on agreement with the City of Alexandria, VA
Contra Costa CA 674 May 2013 Expected to retire upon expiration of PPA
Total reductions 5,512
Marsh Landing CA 719 Mid-2013 Under construction – on schedule and on budget
19,490 MWs of generating capacity after 2015
Units to be deactivated
Other fleet reductions
Fleet addition
1
1. Our initial analysis indicates the forecasted return on environmental investments is insufficient. If the analysis is confirmed, we anticipate retiring the coal-fired units in 2015.

Expected Environmental Investments

• Expect investments of ~$586 - $726 million in major controls over the next
10 years to meet current and anticipated environmental rules
Plant Location Control Technology
Expected
Timing
Driver
Investments
($ millions)
Kendall MA
Backpressure steam turbine +
air-cooled condenser
2012 - 2014 Water regulations $32 - $35
Gilbert
NJ SCR 2012 - 2015
New Jersey HEDD
regulations
$129 - $151 Sayreville
Werner
Conemaugh PA Scrubber upgrade + SCR 2012 - 2015 MATS $93 - $102
Mandalay
CA Variable speed pumps 2018 - 2019 Water regulations $17 - $20
Ormond Beach
Chalk Point - Unit 2
MD SCR 2018 - 2021
More stringent PM
2.5
and
Ozone NAAQS
$315 - $418
Dickerson
1. Based on GenOn percentage (leased).
1

Impact of Environmental Rules
• Supply and demand tightening as a result of industry deactivations in PJM

Total PJM
Reserve Margin
2015E
16%
25%
1. Pre-MATS estimated reserve margin is prior to and Post-MATS is after the 15.5 GW of total announced and projected retirements in the PJM ISO “GO
Response to EPA Rules Preliminary Summary Update” dated March 26, 2012. Post-MATS also includes retirements related to NJ High Energy Demand
Day NOx limits and only known additions that are not likely sensitive to price.
Pre-MATS Post-MATS
1

• Over time, capacity prices should increase toward the Cost of New Entry
(Net CONE) as supply and demand tightens

Capacity Prices
We expect higher earnings from
increases in capacity prices
RTO
$/MW-day
MAAC
$/MW-day
1
2
1. MAAC Combined Cycle (CC) Net CONE is based on PJM Area 4 (Rest of MAAC).
2. RTO CC Net CONE is based on PJM Area 3 (Rest of RTO, excluding Dominion).
$136.50
$237.93
$267.61
$125.99
$266.04
$320.63
Clearing Price
(PY 2014/15)
Net CONE for CC
(PY 2015/16)
Net CONE for CT
(PY 2015/16)
Clearing Price
(PY 2014/15)
Net CONE for CC
(PY 2015/16)
Net CONE for CT
(PY 2015/16)

Energy Prices
• Forward prices do not show an expansion in market implied heat rates
(MIHRs) as a result of announced deactivations
Based on forward prices as of March 16, 2012
1. Around the clock PJM West hub power prices.
2. NYMEX plus Transco zone 6 less non-NY basis.
• Reduced supply generally leads to heat rate expansion
-5%
5%
15%
25%
2013 2014 2015
Power Delivered Natural Gas MIHR
2 1

Summary
• GenOn will invest only if expected return exceeds cost of capital
• Expect to deactivate 3,140 MWs because forecasted returns on investments necessary to comply with environmental regulations are insufficient
• Expect investments of ~$586 - $726 million for major environmental controls over the next 10 years
• After 2015, GenOn will have 19,490 MWs after giving effect to the deactivations, other fleet reductions and the addition of Marsh Landing
9
We expect higher earnings from price increases resulting from industry retirements will more than offset reduced earnings from
GenOn unit deactivations

Bank of America/Merrill Lynch Megawatt Round-up Conference March 28, 2012 Edward R. Muller Chairman and CEO Morgantown Generating Station Charles County, MD